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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statements of Cognex Corporation on Form S-8 (File Nos. 33-31657, 33-32815, 33-36263, 33-72636, 33-72638, 33-81150 and 33-81152) of our reports dated
January 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of Cognex Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference or included in this Annual Report on Form 10-K.




Boston, Massachusetts                                  COOPERS & LYBRAND L.L.P.
March 22, 1995


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